                                                                      Exhibit 12

                             COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                    (AMOUNTS IN MILLIONS, EXCEPT RATIO DATA)

                                                                                               Nine Months
                                                                                                 Ended
                                                      Year Ended December 31                  September 30
                                          ----------------------------------------------    ----------------
                                           1993      1994      1995      1996      1997      1997      1998
                                          ------    ------    ------    ------    ------    ------    ------
Income before minority interest
  and equity in earnings of affiliates    $231.9    $355.2    $486.7    $470.3    $310.4    $198.7    $377.8
Income taxes                               133.6     214.4     259.1     238.5     293.8     235.6     247.1
Remitted equity of affiliates               14.3       8.5       0.8       0.4      12.9      13.0      17.3
                                          ------    ------    ------    ------    ------    ------    ------
                                           379.8     578.1     746.6     709.2     617.1     447.3     642.2
                                          ------    ------    ------    ------    ------    ------    ------
Fixed Charges:
Interest expense                           156.7     136.9     190.8     203.5     251.4     186.4     211.2
Appropriate portion (1/3) of rentals        29.0      32.3      35.2      38.4      38.6      28.7      29.5
                                          ------    ------    ------    ------    ------    ------    ------
                                           185.7     169.2     226.0     241.9     290.0     215.1     240.7
                                          ------    ------    ------    ------    ------    ------    ------
Earnings before income taxes,
  fixed charges and including
  remitted equity of affiliates           $565.5    $747.3    $972.6     951.1    $907.1    $662.4    $882.9
                                          ======    ======    ======    ======    ======    ======    ======
Ratio of earnings to fixed charges          3.0x      4.4x      4.3x      3.9x      3.1x      3.1x      3.7x


                                      II-7